UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 21, 2020

FOUNDATION BUILDING MATERIALS, INC.
(Exact Name of the Registrant as Specified in Charter)

Delaware	001-38009	81-4259606
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2520 Red Hill Avenue	Santa Ana,	California	92705
(Address of principal executive offices)			(Zip Code)

(714) 380-3127
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Tile of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	FBM	New York Stock Exchange

Item 8.01. Other Events.

On December 4, 2020, Foundation Building Materials, Inc., a Delaware corporation (the “Company”), filed a definitive information statement on Schedule 14C (the “Definitive Information Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the proposed merger (the “Merger”) pursuant to the previously disclosed Agreement and Plan of Merger, dated as of November 14, 2020 (the “Merger Agreement”), by and among the Company, ASP Flag Intermediate Holdings, Inc., a Delaware corporation (“Parent”), and ASP Flag Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent.

With this filing, the Company is hereby supplementing its disclosure in the Definitive Information Statement in connection with litigation brought by a purported stockholder of the Company, which is described below.

Stockholder Litigation

On December 14, 2020, a lawsuit entitled Stephen Bushansky v. Foundation Building Materials, Inc., et al., Case No. 8:20-cv-02345 (the “Complaint”), was filed in the United States District Court for the Central District of California against the Company and the members of the board of directors of the Company. The Complaint alleges that the Definitive Information Statement omits material information with respect to the transactions contemplated by the Merger Agreement, rending it false and misleading in violation of Sections 14(a) (and Rule 14a-9 promulgated thereunder) and 20(a) of the Exchange Act. The plaintiff seeks, among other things, injunctive relief, rescission, declaratory relief and the costs of the action, including reasonable attorneys’ and experts’ fees.

While the Company believes that the disclosures set forth in the Definitive Information Statement comply fully with all applicable law and denies the allegations in the pending action described above, in order to moot the plaintiff’s disclosure claims, avoid nuisance and possible expense and business delays, and provide additional information to its stockholders, the Company has determined voluntarily to supplement certain disclosures in the Definitive Information Statement related to the plaintiff’s claims with the supplemental disclosures set forth below (the “Supplemental Disclosures”). These Supplemental Disclosures should be read in conjunction with the rest of the Definitive Information Statement, which is available at the SEC’s website, www.sec.gov, or from the Company’s website at https://investors.fbmsales.com/, and which we urge you to read in its entirety. Nothing in the Supplemental Disclosures shall be deemed an admission of the legal merit, necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, the Company and the other named defendants specifically deny all allegations in the Complaint that any additional disclosure was or is required or material.

To the extent that the information set forth herein differs from or updates information contained in the Definitive Information Statement, the information set forth herein shall supersede or supplement the information in the Definitive Information Statement. All references to sections and subsections herein are references to the corresponding sections or subsections in the Definitive Information Statement, all page references are to pages in the Definitive Information Statement, and terms used herein, unless otherwise defined, have the meanings set forth in the Definitive Information Statement. Unless stated otherwise, the new text in the Supplemental Disclosures is in boldface and underlined and any deleted text is denoted with a strikethrough to highlight the supplemental information being disclosed.

Supplemental Disclosures to Definitive Information Statement

1.    The disclosure under the heading “The Merger—Background of the Merger” is hereby amended and supplemented by replacing the fifth paragraph on page 23 of the Definitive Information Statement in its entirety with the following:

On September 25, 2020, the Board held a telephonic conference, with representatives of management, Gibson Dunn, RLF, RBC Capital Markets and Evercore in attendance. The Board discussed Party B’s proposal as well as the progress of the due diligence review of other potential acquirors. Representatives of RBC Capital Markets noted that, of the five financial sponsors and one industry participant contacted during the Company’s outreach process, ~~five~~ four parties had executed confidentiality agreements and were conducting due diligence. Of the four confidentiality agreements entered into by the Company, each contained customary standstill provisions and two contained a provision known as a “don’t ask, don’t waive” provision, prohibiting potential bidders from requesting, privately or publicly, that the Company agree to waive or amend the standstill restrictions so as to allow the potential bidder to make another bid during the standstill period. Of the two agreements with a “don’t ask, don’t waive” provision, one such agreement also included a “fall-away” or similar provision that allowed the bidder to make a confidential proposal to the Board regarding any of the matters covered by the standstill provision upon the Company’s entry into a definitive agreement that would, if consummated, result in a third party acquiring at least a majority of the outstanding voting securities of the Company or all or substantially all of the assets of the Company and its subsidiaries (taken as a whole).

2.    The disclosure under the heading “The Merger—Background of the Merger” is hereby amended and supplemented by adding the following as the second-to-last paragraph on page 23 of the Definitive Information Statement:

On October 7, 2020, the Company entered into a confidentiality agreement with Party C. The confidentiality agreement contained a customary standstill provision and did not include a “don’t ask, don’t waive” provision. Pursuant to the confidentiality agreement, upon the Company’s entry into a definitive agreement that would, if consummated, result in a third party acquiring at least a majority of the outstanding voting securities of the Company or a majority of the assets of the Company and its subsidiaries (taken as a whole), Party C was permitted to make one or more proposals to the Company regarding any of the matters covered by the standstill provision, including to effect a transaction pursuant to which Party C would acquire at least a majority of the outstanding voting securities of the Company or all or substantially all of the assets of the Company and its subsidiaries (taken as a whole).

3.    The disclosure under the heading “The Merger—Background of the Merger” is hereby amended and supplemented by replacing the second paragraph on page 24 of the Definitive Information Statement in its entirety with the following:

On October 20, 2020, Party C, one of the five financial sponsors contacted by RBC Capital Markets at the direction of the Board, submitted a preliminary, non-binding, indication of interest to acquire all outstanding shares of Company Common Stock for a purchase price ranging from $18.50 to $20.50 per share in cash. ~~The indication of interest contemplated the payment of the TRA in accordance with its terms.~~ The indication of interest noted that the purchase price assumed payment of the TRA consistent with the publicly disclosed liability balance, which as of June 30, 2020 was $89.5 million.

4.    The disclosure under the heading “The Merger—Opinion of Evercore—Selected Public Company Analysis” is hereby amended and supplemented by replacing the second paragraph on page 34 of the Definitive Information Statement in its entirety with the following:

Evercore reviewed the total enterprise value (“TEV”) of the selected public company as a multiple of estimated earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the next twelve months (“NTM”) and the last twelve months (“LTM”). The financial data of the Company and the selected public company used by Evercore for this analysis were based on Company filings and other publicly available information. In addition, Evercore considered liabilities under the TRA in the amount of $90 million as reported on the balance sheet of the Company as of September 30, 2020, which represents approximately 0.5x LTM and NTM EBITDA. Because it is unclear whether or how investors factor these liabilities into the Company’s valuation, Evercore did not consider any TRA liabilities to be debt-like items when calculating the low ends of the TEV/EBITDA multiples for the Company, and included the TRA liabilities as reported on the balance sheet as debt-like items when calculating the high ends of the TEV/EBITDA multiples for the Company.

5.    The disclosure under the heading “The Merger—Opinion of Evercore—Illustrative Present Value of Future Share Price Analysis” is hereby amended and supplemented by replacing the second paragraph on page 35 of the Definitive Information Statement in its entirety with the following:

Evercore first used the Company’s historical TEV/NTM EBITDA multiples for the three years ending on November 12, 2020, based on Company filings and other publicly available information, and derived an NTM multiple reference range of 6.25x to 7.75x. Based on the Company’s estimated net debt of (i) $200 million under the Risk Plan, (ii) $175 million under the Base Organic Plan and (iii) $445 million under the Acquisitions Plan (calculated as total debt less cash and cash equivalents and including capital lease obligations in the amount of $5 million), in each case as of January 1, 2024 and based on Forecasts provided in the Management Plan, Evercore derived the theoretical future stock price for the Company at the beginning of each fiscal year through 2024. Evercore did not treat the TRA liabilities (in the amount of $90 million as reported on the balance sheet of the Company as of September 30, 2020) as debt-like items when utilizing the low end of its reference range of TEV/EBITDA and did treat the TRA liabilities as debt-like items when utilizing the high end of its reference range of TEV/EBITDA. Evercore then discounted the projected per-share equity value as of January 1, 2024, to December 31, 2020 using discount rates of 13.5% to 14.5% for each of the three plans. The discount rates were based on Evercore’s judgment of the estimated range of cost of equity for the Company based on its professional judgment given the nature of the Company’s business and its industry.

6.    The disclosure under the heading “The Merger—Opinion of Evercore—Illustrative Discounted Cash Flow Analysis” is hereby amended and supplemented by replacing the last paragraph on page 35 and the first two paragraphs on page 36 of the Definitive Information Statement in their entirety with the following:

Evercore calculated the unlevered free cash flows of the Company in each case during the projection period, equaling (i) in the case of the Risk Plan, $126 million for 2021E, $67 million for 2022E, $81 million for 2023E, $84 million for 2024E and $81 million for the terminal period used to calculate illustrative terminal value, (ii) in the case of the Base Organic Plan, $111 million for 2021E, $87 million for 2022E, $105 million for 2023E, $107 million for 2024E and $105 million for the terminal period used to calculate illustrative terminal value, and (iii) in the case of the Acquisitions Plan, $16 million for 2021E, $3 million for 2022E, $27 million for 2023E, $33 million for 2024E and $146 million for the terminal period used to calculate illustrative terminal value, in each case based on Forecasts provided in the Management Plan. Evercore noted that the Acquisitions Plan incorporated the assumed cost of acquisitions in the unlevered free cash flows through 2024E. Evercore also calculated terminal values for the Company by (1) applying a reference range of LTM exit multiples of 6.5x to 8.0x to a terminal year estimate of the EBITDA of the Company as of December 31, 2024, based on the models provided by management (the “Exit Multiple Method”), and (2) applying a range of perpetuity growth rates of 1.0% to 2.0% (estimated based on Evercore’s professional judgment and experience) to a terminal year estimate of the unlevered free cash flow of the Company as of December 31, 2024 (the “Perpetuity Growth Method”). Under the Exit Multiple Method, using discount rates ranging from 9.0% to 10.0%, Evercore calculated terminal values as of December 31, 2024 ranging between (i) $1,240 million and $1,007 million in the case of the Risk Plan, (ii) $1,548 million and $1,258 million in the case of the Base Organic Plan and (iii) $2,130 million and $1,730 million in the case of the Acquisitions Plan, in each case based on Forecasts provided in the Management Plan and excluding the impact of any TRA liabilities that would exist at that time. Under the Perpetuity Growth Method, using discount rates ranging from 9.0% to 10.0%, Evercore calculated terminal values as of December 31, 2024 ranging between (i) $1,266 million and $994 million in the case of the Risk Plan, (ii) $1,531 million and $1,179 million in the case of the Base Organic Plan and (iii) $2,121 million and $1,634 million in the case of the Acquisitions Plan, in each case based on Forecasts provided in the Management Plan and excluding the impact of any TRA liabilities that would exist at that time.

The unlevered free cash flows during the projection period and the terminal values of the Company in each case were then discounted to present value as of December 31, 2020 using discount rates ranging from 9.0% to 10.0%, which were based on an estimate of the Company’s weighted average cost of capital based on Evercore’s professional judgment given the nature of the Company’s business and its industry.

In arriving at implied per share equity value ranges for the Company, Evercore considered the impact of the Company’s TRA based on estimated future cash payments and balance sheet liabilities under the TRA that were provided by management of the Company. Under the Exit Multiple Method, Evercore did not treat the estimated TRA liabilities on December 31, 2024 as debt-like items when utilizing the low end of its reference range of exit TEV/EBITDA multiple and did treat the estimated TRA liabilities of $59 million as of December 31, 2024 as debt-like items when utilizing the high end of its reference range of exit TEV/EBITDA multiple. Under the Perpetuity Growth Method, using discount rates ranging from 9.0% to 10.0%, Evercore calculated the discounted value as of December 31, 2024 of the estimated cash payments under the TRA from fiscal year 2025 on, ranging between $32 million and $31 million. The terminal value of the Company as of December 31, 2024 using the Perpetuity Growth Method was then adjusted downward using the range of these calculated values for remaining TRA payments.

7.    The disclosure under the heading “The Merger—Opinion of Evercore—Selected Precedent Transactions Analysis” is hereby amended and supplemented by adding the following after the first paragraph and first table on page 37 of the Definitive Information Statement:

A summary of the selected precedent residentially-focused transactions, including the TEV, relevant NTM growth metric and multiple for each, are set forth in the table below.

Date	4/13/15	6/3/15	7/27/15	8/24/17	8/27/20
Buyer	Builders FirstSource	Stock Building Supply	Beacon Roofing Supply	Beacon Roofing Supply	Builders FirstSource
Target	ProBuild Holdings	BMC	Roofing Supply Group	Allied Building Products	BMC Stock Holdings, Inc.
TEV	$1,820	$969	$1,142	$2,625	$2,632
Fannie Mae estimated forward 1-year growth in total housing starts at the time of transaction announcement	10.8%	9.5%	15.1%	13.4%	3.4%
Multiple	9.6x	10.8x	14.5x	13.6x	9.3x

8.    The disclosure under the heading “The Merger—Opinion of Evercore—Reference Value Analysis” is hereby amended and supplemented by replacing the paragraphs under the “Reference Value Analysis” heading on page 37 and the first paragraph on page 38 of the Definitive Information Statement in their entirety with the following:

•Illustrative leveraged buy-out ("LBO"). Based on Forecasts provided in the Management Plan, including with respect to revenue, EBITDA, cash taxes at 26%, net working capital change, capital expenditures, acquisition expenditures and net debt at closing, and using a target internal rate of return in the range of 17.5% to 22.5%, an LTM terminal multiple in the range of 6.5x to 8.0x and a total leverage of 5.75x, the illustrative LBO analysis resulted in the following implied per share equity value reference ranges:

Scenario	Implied Equity Value
Risk Plan	$10.96-$14.27
Base Organic Plan	$14.16-$18.75
Acquisitions Plan	$15.35-$21.45

The target internal rate of return, LTM terminal multiple and total leverage were based on Evercore’s professional judgment given the nature of the Company’s business and its industry. Evercore compared the implied per share equity value ranges to the closing price of the shares of Company Common Stock on November 12, 2020 of $14.91 and the Merger Consideration of $19.25 per share.

The illustrative LBO analysis and the premium paid analysis were not considered part of Evercore’s financial analyses that formed the basis of its opinion, but were referenced for informational purposes.

•Premium Paid Analysis. Evercore reviewed and analyzed premia paid in 52 all-cash acquisition transactions for a 100% stake in the target with transaction values between $1 billion and $2 billion over the past five years. Using publicly available information, Evercore calculated the median premium paid over the relevant stock price at announcement to be 27.6%, corresponding to an implied per share equity value of $19.03 based on the closing price of the shares of Company Common Stock on November 12, 2020 of $14.91. Evercore compared this implied per share equity value to the Merger Consideration of $19.25 per share.

9.    The disclosure under the heading “The Merger—Opinion of Evercore—Miscellaneous” is hereby amended and supplemented by replacing the first paragraph on page 39 of the Definitive Information Statement in its entirety with the following:

Pursuant to the terms of Evercore’s engagement letter, Evercore has acted as the financial advisor to the Special Committee in connection with the Merger and will receive a fee for its services. The Company has agreed to pay Evercore a fee of $1.5 million upon delivery of the opinion to the Special Committee, which fee became payable upon delivery of the opinion regardless of the conclusion reached therein. The Company has also agreed to pay Evercore an additional transaction fee, estimated to be approximately $4.0 million, based upon a percentage of the transaction value of the Merger, which is contingent upon the closing of the Merger. The Company has also agreed to reimburse Evercore’s expenses and to indemnify Evercore against certain liabilities arising out of Evercore’s engagement. Evercore will also be entitled to receive a termination fee if the Merger is not consummated, and a discretionary fee of up to $1.5 million based upon, among other things, the resources expended by Evercore in the course of the engagement, the satisfaction of the Special Committee with Evercore’s services and the benefit to the Company of the successful conclusion of the engagement. On December 18, 2020, the Special Committee concluded that it would, subject to closing of the Merger, authorize payment of the discretionary fee of $1.5 million to Evercore. During the two-year period prior to the date hereof, Evercore and its affiliates have not been engaged to provide financial advisory or other services to the Company or the Principal Stockholder (and its Affiliates) and they have not received any compensation from the Company or the Principal stockholder (and its Affiliates) during such period. During the two-year period prior to the date of the opinion, Evercore and its affiliates have provided financial advisory services to affiliates of Parent, none of which services are related to the Merger or involve the Company, and received fees for the rendering of these services, including investment banking advisory fees of approximately $18 million from affiliates of Parent. Evercore may provide financial advisory or other services to the Company and Parent in the future, and in connection with any such services Evercore may receive compensation.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K, and the documents referred to herein, contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from the results expressed or implied by the forward-looking statement. The Company has made these statements in reliance on the safe harbor created by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended). In some cases, forward-looking statements can be identified by words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or the negative or similar expressions. All of the Company’s forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that the Company is expecting, including:

•the outbreak of the novel coronavirus COVID-19, or the COVID-19 pandemic;
•the length and severity of the COVID-19 pandemic and its impact on the global economy, the Company’s business, operations and financial results;
•the impact of cost-saving initiatives on the Company’s financial and liquidity position;
•federal, state and local government initiatives to mitigate the impact of the COVID-19 pandemic, including additional restrictions on business activities, “shelter-in-place” orders, guidelines and other restrictions;
•risks associated with transactions generally;
•the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;
•the outcome of any legal proceedings that may be instituted following announcement of the Merger Agreement;
•failure to retain key management and employees of the Company;
•issues or delays in the successful integration of the Company’s operations with those of Parent, including incurring or experiencing unanticipated costs and/or delays or difficulties;
•failure or inability to implement growth strategies in a timely manner;
•unfavorable reaction to the transaction by customers, competitors, suppliers and employees;
•future levels of revenues being lower than expected and costs being higher than expected;
•conditions affecting the industry generally;
•local and global political and economic conditions;
•conditions in the securities market that are less favorable than expected; and
•other risks described in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, Quarterly Reports on Form 10-Q and Definitive Information Statement.

The forward-looking statements contained in this Current Report on Form 8-K are based on historical performance and management’s current plans, estimates and expectations in light of information currently available to the Company and are subject to uncertainty and changes in circumstances. There can be no assurance that future developments affecting the Company will be those that we have anticipated. Actual results may differ materially from these expectations due to changes in global, regional or local political, economic, business, competitive, market, regulatory, public health and other factors, many of which are beyond the Company’s control, as well as the other factors described in the Company’s filings with the SEC. Additional factors or events that could cause the Company’s actual results to differ may also emerge from time to time, and it is not possible for us to predict all of them. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data. Should one or more of these risks or uncertainties materialize, or should any of the Company’s assumptions prove to be incorrect, the Company’s actual results may vary in material respects from what we may have expressed or implied by these forward-looking statements. You should not place undue reliance on any of the Company’s forward-looking statements. Any forward-looking statement made by the Company in this Current Report on Form 8-K speaks only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable securities laws. The Company qualifies all of its forward-looking statements by these disclaimers.

Additional Information and Where to Find It

In connection with the proposed Merger, the Company filed certain materials with the SEC, including the Definitive Information Statement, which was first mailed to stockholders of the Company on or about December 4, 2020. You may obtain copies of all documents filed by the Company with the SEC regarding this transaction, free of charge, at the SEC’s website, www.sec.gov, or from the Company’s website at https://investors.fbmsales.com/.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUNDATION BUILDING MATERIALS, INC.

Date: December 21, 2020	By:	/s / Richard Tilley
	Name:	Richard Tilley
	Title:	Vice President, General Counsel and Secretary